EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 30, 2011, relating to the consolidated financial statements of Guided Therapeutics, Inc. in this Registration Statement on Form S-1. We also consent to the reference of us under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Atlanta, Georgia

November 10, 2011